Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, AL Kennedy, the President of
Illusion Digital Systems, Inc., (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certify that, to the best of their knowledge:

(i)
the Report on Form 10-Q of the
Company for the quarter
ended September 30, 2008
(the"Report") fully complies with
the requirements of Section 13(a)
or 15(d) , as applicable, of the
Securities Exchange Act of 1934,
as amended; and

(ii)
the information contained in the
Report fairly presents, in all
material respects, the financial
condition and results of operations
of the Company.

Date:  November 13,
2008
By
:
/s/ AL Kennedy



Name:  AL Kennedy



Title:  President







The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.